EXHIBIT 99.1

OPENWAVE ACHIEVES 30% REVENUE GROWTH IN SECOND QUARTER

REDWOOD CITY, Calif. —January 27, 2005 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its second fiscal quarter ended December 31, 2004 were $93.5 million, an increase of $9.9 million, or 12%, from $83.6 million during the preceding quarter ended September 30, 2004 and an increase of $21.8 million, or 30%, from $71.8 million during the December quarter in the preceding year.

“With all areas of our business performing well, this is the best revenue quarter we have had in three years,” said David Peterschmidt, president and CEO of Openwave. “We believe such outstanding results signal our customers’ and the industry’s optimism for mobile data services and affirm our goal of maintaining profitable growth.”

Net income on a GAAP basis for the second fiscal quarter ended December 31, 2004 was $1.9 million or $0.03 per diluted share, compared to net income of $957,000 or $0.01 per diluted share for the preceding quarter and a net loss of $9.4 million or $0.15 per diluted share for the December quarter in the preceding year. Net income on a non-GAAP basis, excluding all amortization of acquisition related intangibles and restructuring costs, for the second fiscal quarter ended December 31, 2004 was $4.6 million, or $0.07 per diluted share, compared with $3.5 million, or $0.05 per diluted share in the prior quarter. A reconciliation between net income on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At December 31, 2004, the Company had cash, cash equivalents, short-term and long-term investments totaling $280.0 million, of which $27.7 million is set aside as restricted cash. Net cash used in operating activities during the three months ended December 31, 2004 was $1.9 million, which included $2.8 million of cash used for restructuring costs.

-more-

Page 2 of 7 — Openwave Reports Second Quarter Fiscal 2005

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. Eastern today to discuss its financial results for its second quarter ended December 31, 2004. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (888) 428-4480 or (612) 288-0329 (international). A replay of the conference call will be available for one week beginning at 8:30 p.m. Eastern on January 27 by calling 800-475-6701. The replay can be accessed internationally by calling 320-365-3844. Reservation number: 765796.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

Non-GAAP Measure

The company’s stated results and outlook include a non-GAAP measure, non-GAAP net income, which excludes all acquisition related amortization of intangibles and restructuring costs. The company considers this to be an important measure because it provides a useful measure of the operational performance of the company and is used by the company’s management for that purpose. In addition, investors often use a measure such as this to evaluate the financial performance of a company. Non-GAAP net income results are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements (including without limitation those contained in the Business Outlook section and the quotation from management) relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to the Business Outlook and other forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements until the release of its next quarterly earnings announcement. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Page 3 of 7 — Openwave Reports Second Quarter Fiscal 2005

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) increased global competition and pricing pressure on our products; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS:

Mike Bishop

Senior Manager, Investor Relations

Openwave Systems Inc

650-480-4461

Joshua Pace

Chief Financial Officer

Openwave Systems Inc.

650-480-4999

MEDIA CONTACT:

Candace Locklear

Openwave Systems Inc.

650-480-4316

Page 4 of 7 - Openwave Reports Second Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2004	June 30, 2004
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$229,486	$269,771
Accounts receivable, net	125,675	78,421
Other current assets	27,025	15,694

Total current assets	382,186	363,886

Property and equipment, net	29,640	30,552
Long-term investments	22,735	44,663
Restricted cash	27,732	27,384
Intangibles, net and other assets	32,034	9,300
Goodwill	42,865	723

	$537,192	$476,508

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,866	$4,697
Note payable	3,805	—
Accrued liabilities	45,747	36,679
Accrued restructuring costs	9,466	10,429
Deferred revenue	73,774	60,662

Total current liabilities	139,658	112,467

Accrued restructuring costs, less current portion	34,870	38,838
Deferred revenue, less current portion	5,616	1,321
Deferred rent obligations	4,636	4,308
Deferred tax liability	7,683	—
Convertible subordinated notes, net	146,955	146,542

Total liabilities	339,418	303,476

Total stockholders’ equity	197,774	173,032

	$537,192	$476,508

Page 5 of 7 — Openwave Reports Second Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenues:
License	$45,791	$38,185	$38,175	$83,976	$70,383
Maintenance and support services	22,847	21,498	22,102	44,345	42,468
Professional services	14,950	16,818	9,335	31,768	19,138
Project/Systems	9,947	7,067	2,141	17,014	7,753

Total revenues	93,535	83,568	71,753	177,103	139,742

Cost of revenues:
License	1,090	81	1,079	1,171	3,024
Maintenance and support services	6,948	6,637	5,790	13,585	12,042
Professional services	13,220	12,295	8,685	25,515	15,981
Project/Systems	6,181	3,051	1,962	9,232	4,111
Amortization of intangible assets	1,409	1,141	1,177	2,550	1,799

Total cost of revenues	28,848	23,205	18,693	52,053	36,957

Gross profit	64,687	60,363	53,060	125,050	102,785

Operating Expenses:
Research and development	22,282	22,005	23,765	44,287	49,351
Sales and marketing	25,376	22,921	25,067	48,297	48,690
General and administrative	11,493	10,198	8,394	21,691	18,450
Restructuring and other related costs	585	907	(382)	1,492	2,270
Stock-based compensation	1,232	594	754	1,826	1,489
Amortization and impairment of goodwill and other intangible assets	755	525	67	1,280	135

Total operating expenses	61,723	57,150	57,665	118,873	120,385

Operating income (loss)	2,964	3,213	(4,605)	6,177	(17,600)
Interest and other income, net	1,600	(243)	84	1,357	662

Income (loss) before provision for income taxes	4,564	2,970	(4,521)	7,534	(16,938)
Income taxes	2,698	2,013	4,866	4,711	6,438

Net income (loss)	$1,866	$957	$(9,387)	$2,823	$(23,376)

Basic net income (loss) per share	$0.03	$0.01	$(0.15)	$0.04	$(0.38)

Diluted net income (loss) per share	$0.03	$0.01	$(0.15)	$0.04	$(0.38)

Shares used in computing basic net income (loss) per share	66,073	65,151	61,925	65,614	61,015

Shares used in computing diluted net income (loss) per share	70,340	68,000	61,925	68,985	61,015

Page 6 of 7 — Openwave Reports Second Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Reconciliation between GAAP net income (loss) and Non-GAAP:
GAAP net income (loss)	$1,866	$957	$(9,387)	$2,823	$(23,376)
Add back:
Restructuring costs and other related costs	585	907	(382)	1,492	2,270
Amortization of acquisition related intangibles	2,164	1,666	1,244	3,830	1,934

Non-GAAP net income (loss)	$4,615	$3,530	$(8,525)	$8,145	$(19,172)

Basic earnings (net loss) per share	$0.03	$0.01	$(0.15)	$0.04	$(0.38)
Add back:
Restructuring costs and other related costs	0.01	0.01	(0.01)	0.02	0.04
Amortization of acquisition related intangibles	0.03	0.03	0.02	0.06	0.03

Non-GAAP net income (loss)	$0.07	$0.05	$(0.14)	$0.12	$(0.31)

Shares used in computing basic earnings (net loss) per share	66,073	65,151	61,925	65,614	61,015

Diluted earnings (net loss) per share	$0.03	$0.01	$(0.15)	$0.04	$(0.38)
Add back:
Restructuring costs and other related costs	0.01	0.01	(0.01)	0.02	0.04
Amortization of acquisition related intangibles	0.03	0.03	0.02	0.06	0.03

Non-GAAP net income (loss) per share	$0.07	$0.05	$(0.14)	$0.12	$(0.31)

Shares used in computing diluted earnings (net loss) per share	70,340	68,000	61,925	68,985	61,015

Page 7 of 7 — Openwave Reports Second Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Cash flows from operating activities:
Net income (loss)	$1,866	$957	$(9,387)	$2,823	$(23,376)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation, amortization and impairment of intangible assets	4,908	4,947	7,498	9,855	15,035
Provision for (recovery of) doubtful accounts	1,069	1,101	(38)	2,170	97
Impairment of property and equipment - restructuring related	585	—	—	585	738
Other non-cash activities	1,655	271	301	1,926	569
Changes in operating assets and liabilities	(11,987)	(21,739)	(17,028)	(33,726)	(25,131)

Net cash used for operating activities	(1,904)	(14,463)	(18,654)	(16,367)	(32,068)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,395)	(1,626)	(1,604)	(5,021)	(2,226)
Purchases of intangible assets	(450)	—	—	(450)	—
Acquisitions, net of cash acquired	(408)	(46,433)	—	(46,841)	—
Proceeds of short-term investments, net	3,368	3,412	23,869	6,780	26,063
Proceeds (purchases) of long-term investments, net	(209)	(68)	2,485	(277)	6,897
Restricted cash and investments, and non-markateble securities	(952)	(205)	179	(1,157)	(7,417)

Net cash provided by (used for) investing activities	(2,046)	(44,920)	24,929	(46,966)	23,317

Cash flows from financing activities:

Proceeds from issuance of common stock, net	6,159	767	6,762	6,926	8,389
Proceeds from issuance of convertible debt, net	—	—	—	—	145,672
Other, net	—	(4)	52	(4)	56

Cash provided by financing activities	6,159	763	6,814	6,922	154,117

Effect of exchange rates on cash and cash equivalents	842	(227)	—	615	—

Net increase (decrease) in cash and cash equivalents	3,051	(58,847)	13,089	(55,796)	145,366
Cash and cash equivalents at beginning of period	172,662	231,509	271,616	231,509	139,339

Cash and cash equivalents at end of period	$175,713	$172,662	$284,705	$175,713	$284,705